Exhibit 23.5

Chairman
James W. Boyd
President and CEO
John T. Boyd II
Managing Director and COO
Ronald L. Lewis
Vice Presidents
Richard L. Bate
James F. Kvitkovich
Russell P. Moran
John L. Weiss
William P. Wolf
Vice President
Business Development
George Stepanovich, Jr.
Managing Director — Australia
Ian L. Alexander
Managing Director — China
Dehui (David) Zhong
Assistant to the President
Mark P. Davic
Denver
Dominion Plaza, Suite 710S
600 17th Street
Denver, CO 80202-5404
(303) 293-8988
(303) 293-2232 Fax
jtboydd@jtboyd.com
Pittsburgh
(724) 873-4400
jtboydp@jtboyd.com
Brisbane
61 7 3232-5000
jtboydau@jtboyd.com
Beijing
86 10 6500-5854
jtboydcn@jtboyd.com
London
44 208 748-5344 Tel/Fax
www.jtboyd.com
February 18, 2011
File: 3423.001

To the Board of Directors of
Vale S.A. (“Vale”)
Ladies and Gentlemen:
The John T. Boyd Company hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of Vale’s Annual Report on Form 20-F for the year ended December 31, 2009, in which John T. Boyd Company is named as having conducted the review and preparation of certain coal reserve estimates.
Very truly yours,
JOHN T. BOYD COMPANY
By:

/s/ Richard L. Bate
Richard L. Bate
Vice President